UNITED STATES DISTRICT COURT

               FOR THE MIDDLE DISTRICT OF LOUISIANA



MEDISYS TECHNOLOGIES, INC.                   Case No:

Plaintiff,                              HON.

v.

BRETT PHILLIPS, ELBERT CARL             JURY TRIAL DEMANDED
ANDERSON, WILLIAM H. MORRIS,
MARILYN MORRIS and BARBARA
LARKINS,

     Defendants.
______________________________________________________________________________

                            COMPLAINT
______________________________________________________________________________

     NOW COMES the plaintiff, Medisys Technologies, Inc., by and through its attorneys, Worsfold Macfarlane McDonald, PLLC and Jones
Fussell, L.L.P., and for its Complaint against the defendants under federal securities law and under state law, states as follows:
                    JURISDICTIONAL ALLEGATIONS
               1. That the plaintiff, Medisys Technologies, Inc., ("Medisys"), is a Utah corporation and maintained, at all relevant times, its primary place of business in Louisiana and continued to do business in the State of Louisiana, and engages in the manufacturing and sale of women's healthcare products and medical safety devices.
               2. That the defendant, Brett Phillips, is the former President of Phillips Pharmatech Labs, Inc., ("PPL"), and a former shareholder of PPL, a resident of the County of Pinnellas, State of Florida.
               3. That the defendant, Elbert Carl Anderson is the former secretary of PPL, and a former shareholder of PPL, and is a resident of the County of Pinnellas, State of Florida.
               4. That the defendant, William H. Morris, is a resident of the County of Pinnellas, State of Florida, and was intimately involved in the dealings and transactions involving PPL up through December of 1998.
               5. That the defendant, Marilyn Morris, is a resident of the County of Pinnellas, State of Florida, and the spouse of defendant, William H. Morris, and was one of the shareholders of PPL, leading up to and through December, 1998.
               6. That the defendant, Barbara Larkins, is a resident of the County of Pinnellas, State of Florida, and was a shareholder of PPL, leading up to and through December, 1998.
               7. That jurisdiction and venue are proper before this Court pursuant to 28 USC. 1331 and 28 USC. 1332 (a)
               8. That certain causes of action set forth herein arise under federal securities law and additional claims emanate from the same nucleus of operative facts and are part of the same case and controversy.
               9. That the acquisition of the shares of PPL, giving rise to Plaintiff's claims, took place in Louisiana and was consummated in Louisiana.
               10. That the matter in controversy is between citizens of different states and the relief sought exceeds the sum of $75,000.
                       GENERAL ALLEGATIONS
               11. That the plaintiff's claims set forth herein arise out of a stock for stock purchase of PPL by Medisys.
               12. That Medisys and PPL entered into a letter of intent on October 1, 1998, wherein Medisys set forth its intended acquisition of PPL in exchange for Medisys common stock totaling 50% of the outstanding shares of Medisys.
               13. That on December 22, 1998, Medisys and PPL entered into the Acquisition and Share Exchange Agreement (Exhibit 1), wherein it was agreed that Medisys would acquire all of the issued and outstanding shares of PPL in exchange for 15,602,147 shares of Medisys common stock. At the time of the acquisition, the Medisys common stock exchanged for the shares of PPL had a value in excess of $3 million.
               14. That on December 22, 1998, pursuant to a special meeting of shareholders of Medisys, the shareholders ratified the proposed Acquisition and Share Exchange Agreement.
               15. That at the time of the ratification of the Acquisition and Share Exchange Agreement by the shareholders of Medisys the identified "shareholders" of PPL were the defendants, Brett Phillips, Elbert Carl Anderson, Barbara
          Larkins and Marilyn Morris.
               16. That the Acquisition and Share Exchange Agreement was signed by William Morris, as attorney in fact for his spouse, Marilyn Morris, one of the shareholders of PPL.

               17. That the defendant, Elbert Carl Anderson executed the Acquisition and Share Exchange Agreement, on his own behalf, and as attorney in fact for his former spouse, Barbara Larkins.
               18. That at the present time, the defendants, Brett Phillips, Elbert Carl Anderson and William H. Morris are members of the Board of Directors of Medisys and have remained as directors of PPL.
               19. That in addition to being shareholders and/or officers and directors of PPL, Elbert Carl Anderson, Brett
          Phillips and William H. Morris, were at all relevant times, "controlling persons" as that phrase is defined in 15 USC 78t, and directly influenced and controlled persons whose acts constitute violations of state and federal law.
               20. That the acquisition of PPL by Medisys was predicated upon oral and written information provided by and representations, warranties, and certifications made by the defendants and shareholders of PPL, including Barbara
          Larkins, Marilyn Morris, William Morris, Brett Phillips and Elbert Carl Anderson, as to various matters, including but not limited to the financial statements and condition of PPL, the personal background information regarding each of the shareholders, officers and directors of PPL, the history and status of PPL's regulatory compliance, PPL's manufacturing capabilities, and the business prospects of PPL.
               21. That certain representations made by each of the defendants pertaining to PPL were false and misleading, thereby resulting in the plaintiff, Medisys, overpaying for the acquisition of PPL.
               22. That the defendants provided financial statements of PPL for the first nine months of 1998 which the defendants knew or should have known misrepresented sales and revenue, interest expense, accounts receivable, and accounts payable.
               23. That the defendants subsequently revised the financial statements without advising Medisys or its representatives.
               24. That subsequent material adverse changes in the PPL business operations, assets, properties, prospects or conditions (financial or otherwise) existed and were intentionally not disclosed to Medisys or its representatives.
               25. That the defendants intentionally withheld information and further misrepresented the dealings of PPL with the Food and Drug Administration, and specifically failed to disclose to Medisys or its representatives action undertaken by the Department of Health & Human Services,
          Food and Drug Administration with regard to PPL.
               26. That the defendants further represented that there was no litigation, arbitration, proceedings or investigation pending or threatened to which PPL was to be a party or which may result in any material change in the business or condition, financial or otherwise, of PPL or any of its properties or assets, or which might result in any liability on the part of PPL. Defendants misrepresented not only the status of litigation pending or threatened against PPL, but further misrepresented and intentionally withheld information pertaining to claims that might result in liability on the part of PPL.
               27. That the defendants further withheld information regarding the status of litigation, claims, or threatened claims, and other administrative and regulatory actions taken against the defendants in that William H. Morris had been under investigation by the Federal Trade
          Commission which then resulted in a Complaint being filed against William H. Morris, and the William H. Morris
          Company and National Dietary Research, Inc., two corporations owned, operated and maintained by William H.
          Morris. On May 4, 1995, the Federal Trade Commission announced that a Consent Agreement was entered into whereby William H. Morris, both individually and on behalf of National Dietary Research, Inc. and the William
          H. Morris Company, paid $100,000 to the Federal Trade
          Commission in exchange for a dismissal of the Complaints previously filed.
               28. That the defendants, William H. Morris and Marilyn Morris, are husband and wife, and failed to disclose material information and further misrepresented the status of litigation which they were involved in leading up to and at the time of the December, 1998 acquisition of PPL by Medisys.
               29. That the defendants misrepresented the manufacturing capabilities of PPL.
               30. That each of the defendants made untrue statements, misrepresented facts, and further failed to disclose significant and material information, which if known, would have materially affected the value of PPL and the decision by Medisys to proceed with the transaction.
                             COUNT I
VIOLATION OF SECTION 10 (b) of the SECURITIES EXCHANGE ACT OF 1934
               31. The plaintiff, Medisys, hereby adopts and realleges paragraphs 1-30 above, as if fully set forth herein.
               32. That the defendants materially misrepresented the value of PPL to Medisys, through several affirmative falsehoods, misrepresentations and omissions, and further caused PPL to engage in accounting fraud with regard to the dissemination of financial information and data provided to Medisys, with the intent of inflating the value of PPL.
               33. Specifically, the defendants over stated the amount of sales in the September, 1998 financial statement resulting in a misrepresentation of approximately $92,000 in sales and revenue. That as early as October, 1998, the defendants knew that there was a gross overstatement of sales in the September, 1998 revenue figures, and made a partial adjustment to the financial statement, but failed to disclose this adjustment to Medisys or its representatives prior to entering into the Acquisition and Share Exchange Agreement.
               34. That the defendants further overstated Accounts Receivables in the September, 1998 financial statements, and such overstatement was not adjusted, corrected or in any way revised by the defendants prior to entering into the December 22, 1998 Acquisition and Share Exchange
          Agreement.
               35. That the defendants further understated Accounts Payable and misrepresented the gross amount of Accounts Payable in the September, 1998 financial statements, and failed to make any adjustments or further disclosures regarding the misrepresented Accounts Payable figure prior to the signing of the December 22, 1998 Acquisition and Share
          Exchange Agreement.
               36. That the defendants further misrepresented and misstated the Interest Expense of PPL in the September, 1998 financial statements, and failed to properly adjust or make the requisite disclosures regarding the true and accurate figures to Medisys prior to entering into the December 22, 1998 Acquisition and Share Exchange
          Agreement.
               37. That from September 30, 1998 to December 31, 1998, PPL's Income Statement went from a $195,000 profit to a $13,000 loss, a change of $208,000 in one quarter when the gross sales figures for September and December only indicated a decline of less than 2%. Such a drastic and material change in the PPL Income Statement from quarter to quarter was due to the misrepresentation of the income of PPL with the intent of overstating and exaggerating the financial well-being of PPL.
               38. That the defendants, through the material misrepresentations and omissions set forth above, knowingly and intentionally engaged in accounting fraud by misrepresenting the value of PPL's asset and value as an ongoing company. Each of the defendants were shareholders, officers, directors or affiliates of PPL, who knowingly and intentionally prepared, approved of, and submitted the false and misleading materials regarding PPL's true value for the purpose of inducing
          Medisys to merge and acquire PPL, and to pay and artificially high and inflated price for PPL.
               39. That in addition to the misrepresentations and omissions pertaining to financial statements, the defendants, as officers, directors or affiliates of PPL, represented, certified and warranted the following:
                    Phillips and Shareholders each individually warranting their personal affairs only, hereby represent that, unless otherwise disclosed herein or by written attachment hereto, no officer, director or affiliate of Phillips nor any principal Shareholder or any other person receiving a portion or all of the Medisys shares to be issued hereunder, shall have been, within the past five years; . . . subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting their involvement in any type of business . . .
          (Exhibit 1, Section 4.12).

               40. That the failure of the defendants to disclose that William H. Morris, both individually and as owner of two separate corporate entities, was investigated and charged by the Federal Trade Commission in an administrative complaint with making deceptive and unsubstantiated claims for products being produced by William H. Morris and his companies, and further failing to disclose the $100,000 paid pursuant to a consent judgment by William
          H. Morris and his two companies, constitutes a violation and breach of Section 4.12.
               41. That the defendants, William H. Morris and Marilyn Morris, are further involved in, subject to, and parties in several other litigation matters, not previously disclosed to Medisys, nor its representatives.
               42. That the defendants further represented the status of PPL with regard to litigation wherein the defendants stated:
                    There is no litigation, arbitration, proceeding or investigation pending or threatened to which Phillips is a party or which may result in any material change in the business or condition, financial or otherwise, of Phillips or any of its properties or assets, or which might result in any liability on the part of Phillips, or which questions and (sic) validity of this agreement or any action taken or to be taken pursuant to or in connection with the provisions of this agreement, and to the best knowledge of Phillips, there is no basis for any such litigation, arbitration, proceeding or investigation. (Exhibit 1, Section 4.7).

               43. That at the time that the defendants made this representation and certification, PPL was either involved in, or had threatened against it, numerous lawsuits which have resulted and continue to result in the material change in the business and financial condition of PPL.
               44. That the defendants each warranted, guaranteed and certified that:
                    Phillips, is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines, standards, whether mandatory or voluntary, affecting its properties and operations imposed by the United States of America, and any state or foreign country or government to which Phillips is subject. (Exhibit 1, Section 4.6).

               45. That the defendants violated Section 4.6 of the Acquisition and Share Exchange Agreement by knowingly misrepresenting the status of the Department of Health and Food and Drug Administration's inspections and regulatory actions taken against them, resulting in the issuance of Warning Letters, Recalls, Field Corrections and other actions taken by the Food and Drug
          Administration against PPL, thereby leading to various sanctions imposed upon PPL leading up to and/or at the time of the December 22, 1998 Acquisition and Share
          Exchange Agreement.
               46. That the defendants made such materially false and misleading statements and omissions in connection with the purchase of PPL by Medisys through a stock for stock transaction, thereby involving the sale of a security.
               47. That the defendants intended to induce, and in fact did induce, a justifiable reliance by Medisys. Medisys believed that the defendants' representations were accurate and true and properly and accurately reflected
          PPL's true value and was completely ignorant of the fact that the defendants had materially misrepresented the value of PPL's assets, and further engaged in fraud and material misstatements regarding PPL's actual value.
               48. That in determining whether to proceed with the Acquisition and Share Exchange Agreement with the shareholders of PPL, Medisys relied upon the financial statements provided, as well as the other information set forth in the Acquisition and Share Exchange Agreement, including certifications by each of the shareholders, the corporation, and their affiliates.
               49. That if Medisys had been aware that the defendants had materially misrepresented PPL's true value, then Medisys would not have consummated the acquisition, nor exchanged shares of Medisys for PPL, or, would have paid a significantly lower price for PPL.
               50. That as a result of the defendant's material misrepresentations, fraudulent conduct, and/or omissions,
          Medisys, has suffered damages in excess of $2.5 million, which is the difference between the value of the Medisys stock paid to the defendants, and the approximate fair value of PPL at the time of the transaction.
               51. That the conduct of the defendants, set forth above, is in direct violation of Section 10 (b) of the Securities
          Exchange Act of 1934, 17 CFR Section 240.10 (b) (5); 15 USC
          Section 78J.  Alternatively, defendants are liable as
          controlling persons within the meaning of Section 20 (a) of the Securities Exchange Act of 1934; 15 USC Section 78t (a).
                             COUNT II
                   FRAUD/CONSPIRACY TO DEFRAUD
               52. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-51 above, as if fully set forth herein.
               53. That the defendants knowingly engaged in fraudulent representations as to the financial status of PPL, and further misrepresented and concealed the true financial worth and value of PPL, which, based upon information subsequently obtained, was substantially less than what was reflected in the financial statements provided by the defendants to the plaintiff, Medisys, and in documents filed with the Securities and Exchange Commission.
               54. That the defendants engaged in such accounting fraud and misrepresentation for the purpose of inducing Medisys to acquire PPL at an artificially inflated price.
               55. That the defendants, through their ownership of the company and through their offices held with PPL, knowingly and intentionally prepared, approved of, and caused PPL to provide to Medisys financial information and data which the defendants knew to be false and misleading.
               56. That the false and misleading financial statements and additional information set forth in the Acquisition and Share Exchange Agreement, was material to the plaintiff, Medisys, in evaluating PPL.
               57. That the defendants further misrepresented and fraudulently stated the actual financial condition and liabilities of PPL and its individual shareholders.
               58. That the defendants intentionally misrepresented the status of its officers and affiliates and the history of such shareholders and affiliates, including those acting as officers of PPL.
               59. That based upon information and belief, the defendants knowingly and deliberately concealed material facts regarding not only the financial well-being of PPL, but also the litigation history and potential exposure of PPL and its individual shareholders.
               60. That the concealed facts were material, and if revealed, would have shown not only PPL's actual value, which would have been substantially less than the price paid by Medisys, but would also have disclosed enormous liabilities which were facing PPL through threatened litigation, or future potential claims.
               61. That the defendants intended to induce Medisys into relying upon the false and misleading misrepresentations and material omissions regarding the value of PPL, and regarding the background and history of the shareholders and officers of the company.
               62. That the fraudulent misrepresentations and intentional omissions of material facts were not discoverable through reasonable diligence on the part of Medisys
               63. That had Medisys known of the true facts and financial well-being of PPL, Medisys would not have entered into the Acquisition and Share Exchange Agreement, or, alternatively would have paid a significantly lower price for PPL.
               64. That the defendants conspired with each other to induce Medisys, through the fraudulent misrepresentations and intentional omissions of materials facts, to enter into the Acquisition and Share Exchange Agreement, and to cause Medisys to pay an artificially inflated price for PPL.
               65. That the defendants intended to induce Medisys into relying upon the fraudulent financial statements and further rely upon the absence of material disclosures pertaining to litigation, threatened litigation, past governmental inspection and disciplinary proceedings, as well as past governmental complaints brought against certain defendants.
               66. That the defendants' conduct was fraudulent and each of the defendants conspired to defraud Medisys in violation of the law.
               67. That as a result of the defendant's conspiracy to commit fraud and the actual fraudulent misrepresentations and intentional refusal to disclose material facts, the plaintiff, Medisys, suffered damages and injury amounting in excess of $2.5 million.
                            COUNT III
   RACKETEER INFLUENCED AND CORRUPT ORGANIZATION ACT VIOLATION
               68. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-67 above, as if fully set forth herein.
               69. That the defendants engaged in numerous acts of fraud, and knowingly misrepresented the status of PPL as well as the background and history of the shareholders and affiliates.
               70. That the defendants further utilized the United States Postal Service and interstate phone lines to perpetuate the fraudulent misrepresentations and material omissions of significant and material facts to Medisys.
               71. That PPL, a Florida corporation, leading up to the time of the Acquisition and Share Exchange Agreement of December 22, 1998, had consistently engaged in interstate commerce through the activities of the defendants, as shareholders and officers of the corporation.
               72. That the defendants repeatedly engaged in the dissemination of fraudulent information regarding PPL and further transmitted information utilizing the United
          States Post Office and long distance telephone lines, both for telephone and facsimile transmissions, in an effort to further induce Medisys to convey 50% of its outstanding and issued shares for the full interest and ownership of PPL.
               73. That the defendants caused the to be transmitted to the plaintiff, the September, 1998 financial statements regarding PPL.
               74. That after its transmission of the September, 1998 financial statements, the defendants caused the December
          31, 1998 financial statements to be transmitted to the officers of Medisys, in both New Jersey and in Louisiana.

               75. That the defendants further caused to be transmitted the representations, statements, warranties and guarantees, set forth in the Acquisition and Share Exchange Agreement of December 22, 1998.
               76. That all of these activities were performed by the defendants to further the fraud being perpetuated upon Medisys with the intent to obtain 50% of the outstanding common shares of Medisys.
               77. That the repeated dissemination of fraudulent information as well as information which failed to make requisite disclosures, constituted a pattern of activity, as that term is defined by the Racketeer Influenced and Corrupt Organizations Act, 18 USC 1961, et. seq.
               78. That the defendants operated as an enterprise to conduct its fraudulent and misleading activities, and further achieved its goal of inducing the plaintiff, Medisys, to transfer 50% of its then outstanding common shares to the shareholders of PPL.
               79. That the defendants in fact received 15,602,147 shares of Medisys common stock, which at the time of the transaction, had a value of approximately $3 million, and which has since increased substantially in its value.
               80. That the plaintiff, Medisys, has been damaged in an amount in excess of $2.5 million, and continues to incur damages due to the increasing value of the stock improperly and fraudulently obtained by the defendants.
                             COUNT IV
                        BREACH OF CONTRACT
               81. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-80 above, as if fully set forth herein.
               82. That the defendants set forth certain representations, commitments and warranties within the Acquisition and Share Exchange Agreement (Exhibit 1).
               83. That PPL and its shareholders represented and warranted that the financial statements and statement of assets and liabilities of PPL, submitted to Medisys, were true and complete in all material respects and further fairly represented the financial condition of PPL and the result of its operations. (Exhibit 1, Section 4.3).
               84. That the defendants further represented and warranted that PPL was in compliance with all laws and government regulations, applicable statutes, decrees, orders, restrictions, guidelines and standards, whether mandatory of voluntary, affecting its properties and operations imposed by the United States of America, and any state or foreign country, or government to which PPL is subject.
          (Exhibit 1, Section 4.6)
               85. That the defendants further represented and warranted that there was no litigation, arbitration, proceeding or investigation pending or threatened to which PPL was a party, or which would result in any material change in the business or condition, financial or otherwise, of PPL, or in any of its properties or assets, or which might result in any liability on the part of PPL, and further warranted that there was no basis for any such litigation, arbitration, proceeding or investigation.
          (Exhibit 1, Section 4.7).
               86. That the defendants further represented and warranted that PPL and its shareholders, each individually for their own personal affairs, represented that no officers, director, or affiliate of PPL, nor any principal shareholder or any other person receiving a portion of or all of the Medisys shares to be issued pursuant to the Acquisition and Share Exchange Agreement, shall have been within the past five years subject to any order, judgment, or decree not subsequently reversed, suspended or vacated. (Exhibit 1, Section 4.12).
               87. The defendants further represented and warranted that none of the representations and warranties made by PPL within the Acquisition and Share Exchange Agreement, were in any exhibit, certificate or memorandum furnished, or to be furnished, to Medisys, contained or would contain any untrue statement and material fact, or omit any material fact, the omission of which would be misleading.
          (Exhibit 1, Section 4.17).
               88. That the defendants have breached all such representations and warranties, as set forth above, and are therefore in breach of the Acquisition and Share
          Exchange Agreement, dated December 22, 1998. (Exhibit 1).
               89. That the plaintiff, Medisys, have complied with all of its obligations and as met all of its responsibilities of the Acquisition and Share Exchange Agreement.
               90. That as a result of the defendants' acts and/or omissions, resulting in the material breach of the Acquisition and Share Exchange Agreement, the plaintiff is entitled to damages including, but not limited to, the return of its common stock issued in exchange for PPL, and is further entitled to other monetary damages and equitable relief.
                             COUNT V
                CONVERSION/MISAPPROPRIATION/GRAFT
               91. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-90 above, as if fully set forth herein.
               92. That the fraudulent representations and failure to fully disclose material facts by the defendants resulted in the plaintiff, Medisys, tendering and transferring ownership of 15,602,147 shares of its common stock to the defendants with the understanding that Medisys, would be receiving an asset of equal or greater value of the shares exchanged.
               93. That obtaining the shares of Medisys common stock through false and misleading representations and omissions of material fact, constituted conversion of the plaintiff's stock.
               94. That the defendants knowingly obtained valuable shares of stock in exchange for a company of far lesser value, and only perpetuated this conversion, misappropriation and/or graft, upon the plaintiff, by misrepresenting PPL to the plaintiff, and further misrepresenting the share holders and officers of PPL to the plaintiff.
               95. That as a result of the conversion and obtaining the Medisys, common stock through false pretenses, the plaintiff has been damaged in an amount in excess of $2.5 million, which was the difference between the value of the plaintiff's common stock obtained by the defendants and the actual value of PPL at the time of the exchange.
                             COUNT VI
                        UNJUST ENRICHMENT
               96. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-95 above, as if fully set forth herein.
               97. That as a result of the defendants' misrepresentations pertaining to the requisite disclosures as set forth in the Acquisition and Share Exchange Agreement, the defendants obtained a valuable asset, while at the same time transferred an asset of significantly less, if any, value.
               98. That the obtaining of the Medisys common stock, valued at that time at approximately $3 million, resulted in the defendants being unjustly enriched, as the value of PPL was significantly less than what was represented and warranted by the defendants.
               99. That the obtaining of the Medisys common stock through the misrepresentation and failure to properly disclose material facts, was unjust and the plaintiff could not, through due diligence, discover the numerous misrepresentations, fraudulent conduct and failure to properly disclose material facts.
               100. That as a result of the transfer of the $3 million worth of Medisys, common stock in exchange for PPL, the defendants have been unjustly enriched in an amount in excess of $2.5 million.
                            COUNT VII
         BREACH OF FIDUCIARY DUTIES AND RESPONSIBILITIES
               101. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-100 above, as if fully set forth herein.
               102. That following the completion of the Acquisition and Share Exchange Agreement contingencies, and following the transfer of the Medisys, common stock to the defendants, the defendants, Brett Phillips, Elbert Carl Anderson and
          William H. Morris, all were appointed to the Board of Directors of Medisys.
               103. That following their appointment to the Board of Directors of Medisys, the defendants, Brett Phillips,
          Elbert Carl Anderson and William H. Morris, all had specific fiduciary duties and responsibilities to further the interests of Medisys.
               104. That each of the defendants breached their fiduciary responsibilities and duties to Medisys, and its shareholders, by failing to disclose the previous fraud, misrepresentation and lack of disclosure of material facts leading up to and throughout the acquisition of PPL by Medisys.
               105. That the failure of the defendants, Brett Phillips, Elbert Carl Anderson and William H. Morris, to correct the previous misrepresentations and fraudulent information, and to further provide the necessary information previously omitted from disclosures, results in a breach of the fiduciary responsibilities and duties owed by each of these defendants.
               106. That to date, the defendants, Brett Phillips, Elbert Carl Anderson and William H. Morris, have continued to perpetuate their fraud committed upon Medisys, and have failed to correct the previous financial statements, material disclosures and further provide disclosures which were previously omitted pertaining to PPL.
               107. That the defendants, Brett Phillips, Elbert Carl Anderson and William H. Morris, have further failed to further the interests of PPL, by neglecting, breaching and violating the fiduciary responsibilities and duties they owe to PPL and Medisys.
               108. That as a result of the breach of the fiduciary responsibilities owed by Brett Phillips, Elbert Carl
          Anderson and William H. Morris, the plaintiff, Medisys continues to incur damages.
                            COUNT VIII
    BREACH OF IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING
               109. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-108 above, as if fully set forth herein.
               110. That the defendants each represented and expressly stated a covenant of good faith throughout the acquisition and exchange of shares.
               111. That the Acquisition and Share Exchange Agreement specifically states defendants will agree to use all reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by the Agreement. (Exhibit 1, Section 6.3).
               112. That defendants further agreed and certified that none of the representations and warranties made by PPL, or caused to be made on behalf of PPL, or any representation set forth in any exhibits, certificates or memorandums furnished to Medisys, would contain any untrue statements of material fact, nor omit any material fact, the omission of which would be misleading. (Exhibit 1, Section 4.17).
               113. That these representations constitute a covenant of good faith and fair dealing, and further expressly state that the defendants and PPL will cooperate, under the law, and make full and complete disclosures of information.
               114. That the defendants breached and violated the express provisions of the Acquisition and Share Exchange
          Agreement set forth above pertaining to their representations and warranties to be made in good faith with full disclosure, and continue, to this date, to perpetuate the breach of the covenant of good faith and fair dealing.
               115. That as a result of the defendants' violation and breach of the covenant of good faith and fair dealing, the plaintiff has been injured and has sustained damages in a sum in excess of $2.5 million.
                             COUNT IX
                   NEGLIGENT MISREPRESENTATION
               116. That the plaintiff, Medisys, hereby adopts and realleges paragraphs 1-115 above, as if fully set forth herein.
               117. That the defendants made certain representations and warranties within the Acquisition and Share Exchange
          Agreement, and further made statements and representations pertaining to the acquisition, but not memorialized within the Agreement itself.
               118. That the defendants further made numerous statements that were transmitted to the plaintiff, or the plaintiff's representatives, which contained false and misleading information. Additionally, the defendants failed to disclose material facts, which, if known, would have materially affected the acquisition and/or the price paid for PPL.
               119. That the defendants made numerous misrepresentations of fact, and made such representations out of negligent or careless disregard for the truth of the statements asserted. Similarly, the defendant made, or caused to be made, various disclosures which were not true and failed to set forth, in complete detail, material facts, which, if known, would have materially affected the acquisition.
               120. That said misrepresentations and omissions of fact were knowingly made, or alternatively, made without the knowledge as to the truth or completeness of the statements and representations.
               121. That the plaintiff, Medisys, relied upon the misrepresentations, and further relied upon the disclosures of information, which are now known to be inadequate, incomplete and untrue and which omit material facts.
               122. That as a result of the reliance by the plaintiff upon the defendants' misstatements of fact and material omissions of fact, the plaintiff has been damaged in a sum in excess of $2.5 million.
                             COUNT X
                         INDEMNIFICATION
               123. That the plaintiff, Medisys, hereby adopts and realleges all of the allegations set forth in paragraphs 1-122 above, as if fully set forth herein.
               124. That the defendants expressly and impliedly agreed to indemnify the plaintiff, Medisys, in the Acquisition and Share Exchange Agreement, and in all dealings leading up to and arising out of the acquisition of PPL by the plaintiff.
               125. That PPL and the defendants agreed as follows:
                    Phillips and Shareholders agree to defend and hold Medisys harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from, or relate in any material breach of, or failure by Phillips to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Phillips under this Agreement. (Exhibit 1, Section 6.4).

               126. That the defendants further agreed and warranted that:

                    Any material, undisclosed obligation or liability of Phillips will be assumed by Phillips and Shareholders.
          (Exhibit 1, Section 4.3).

               127. That the defendants further made numerous statements pertaining to their obligation to stand behind the representations, disclosures and lack of disclosures, set forth in the Acquisition and Share Exchange Agreement.
               128. That based upon the language of the Acquisition and Share Exchange Agreement, together with additional statements and representations, including warranties made by the defendants, the plaintiff is entitled to full indemnification by the shareholders and defendants for all costs, expenses and damages incurred as a result of the acquisition of PPL by Medisys.
               129. That pursuant to the terms of the indemnification provisions as well as pursuant to the representations and statements made by the defendants and shareholders of PPL, the plaintiff is entitled to full indemnification from the defendants for all costs and damages, which to date, total more than $2.5 million.
                           JURY DEMAND
     130. Plaintiff demands trial by jury.
                        PRAYER FOR RELIEF
     WHEREFORE, the plaintiff, Medisys, prays that this Court enter an order in favor of the plaintiff as follows:
               a. For money judgment in favor of Medisys for all damages proven, together with all interest, costs and fees;
               b. For an order awarding Medisys all compensatory, exemplary and punitive damages against the defendants for their intentional misrepresentations, intentional refusal to disclose material facts and breaches of various fiduciary responsibilities and duties owed to Medisys and PPL;
               c. For an order requiring defendants to relinquish, disgorge and return all assets , shares of Medisys and all profits derived from the defendants' improper and unlawful conduct;
               d. For an order requiring rescissionary relief and full restitution by all defendants;
               e. For an order requiring defendants to pay the plaintiff's reasonable attorneys fees, costs and expenses, including all interest incurred thereon, together with any and all other fees and costs incurred throughout this litigation;
          and
               f.   For any and all other relief this Court deems just.
                                   Respectfully submitted,

                                      Worsfold Macfarlane McDonald, PLLC

                                        Charles H. Worsfold (P26949)
                                        Michael D. Ward, T.A. (P43632)
                                        BUSINESS ADDRESS:
                                        5940 Tahoe Drive, SE, Suite 200
                                        Grand Rapids, MI 49546
                                        Telephone: (616) 977-9200

                                   and

                                   Jones Fussell, L.L.P.


                                     By: ________________________
                                        Calvin P. Brasseaux (1728)
                                        Leland R. Gallaspy (21601)
                                        BUSINESS ADDRESS:
                                        P.O. Box 1810
                                        Covington, LA 70434
                                        Telephone: (504) 892-4801

                                   Attorneys for Medisys Technologies, Inc.




                   UNITED STATES DISTRICT COURT

               FOR THE MIDDLE DISTRICT OF LOUISIANA


MEDISYS TECHNOLOGIES, INC.             Case No:

     Plaintiff,                        HON.

v.

BRETT PHILLIPS, ELBERT CARL
ANDERSON, WILLIAM H. MORRIS,
MARILYN MORRIS and BARBARA
LARKINS,

     Defendants.


                           VERIFICATION


STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

     BEFORE ME, the undersigned Notary Public, in and for the Parish of East Baton Rouge, personally came and appeared:
                      EDWARD  P. SUTHERLAND
appearing on behalf of Medisys Technologies, Inc. ("Medisys"), and who, after being duly sworn, did depose and state that he is the Chairman of the Board and the Chief Executive Officer of Medisys, and, in that capacity is familiar with the facts and circumstances giving rise to this litigation and all of the allegations of fact contained in the foregoing Complaint and exhibits thereto are true and correct based upon the personal knowledge of the affiant.

                              By:________________________________
                                   Edward P. Sutherland
                                   by and on behalf of
                                   Medisys Technologies, Inc.



                     SWORN TO AND SUBSCRIBED
             before me, this 16th day of March, 2000.


                 _______________________________
                          NOTARY PUBLIC